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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in each of the Registration Statements and related prospectuses on Form S-8 (No. 333-18311) pertaining to the 1990 Stock Option Plan, 1994 Stock Option Plan and Non-Discretionary Stock Option Plan of Barrett Resources Corporation, on Form S-8 (No. 333-02529) pertaining to the Retirement Savings Plan of Barrett Resources Corporation, and on Form S-8 (No. 33-61097) pertaining to the 1985 Stock Option Plan, 1985 Stock Option Plan For Non-Employee Directors, 1989 Stock Option Plan, and 1992 Stock Option Plan of Plains Petroleum Company (a wholly-owned subsidiary of Barrett Resources Corporation) of our report dated February 28, 1997, with respect to the consolidated financial statements of Barrett Resources Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                        /s/Arthur Andersen LLP
                                        ARTHUR ANDERSEN LLP

Denver, Colorado
March 27, 1997